UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 18, 2011 (August 15, 2011)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 15, 2011, Magnum Hunter Resources Corporation (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto.
     The Credit Agreement provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016, with a previously existing borrowing base of $170 million. The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be decreased or may be increased up to a maximum commitment level of $250 million.
     Pursuant to the Second Amendment, the Company’s borrowing base was initially increased from $170 million to $187.5 million. Upon the completion of the recently announced pending acquisition of certain North Dakota properties, which is scheduled to occur on or about August 18, 2011, the borrowing base will increase from $187.5 million to $230 million. The Second Amendment also revises the definition of “Applicable Margin” and associated borrowing base utilization grid to modify (a) the margin interest rate for Eurodollar loans from a range of 2.25% to 3.25% per annum to a range of 2.25% to 3.75% per annum and (b) the margin interest rate for ABR loans from a range of 1.25% to 2.25% per annum to a range of 1.25% to 2.75% per annum. Rates charged from time to time under the borrowing base utilization grid within each applicable range are determined by the Company’s percentage of utilization of the then established borrowing base. The Second Amendment also permits certain actions in connection with one of the Company’s wholly-owned subsidiaries, Eureka Hunter Pipeline, LLC (“Eureka Hunter”), entering into a secured credit facility totaling $150 million that would be non-recourse to the Company, which closed on August 16, 2011. The Second Amendment also modifies certain provisions restricting the Company’s ability to declare dividends on its outstanding capital stock to allow (i) for dividends payable in the form of the issuance of common or preferred stock, warrants, options or other rights or interests and (ii) for the payment of up to $500,000 to pay cash in lieu of fractional shares in connection with any stock splits or reverse stock splits. The Second Amendment also amends certain other provisions of the Credit Agreement as set forth therein.
     The foregoing description of the Second Amendment and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements. The Second Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K with the SEC on April 14, 2011. A copy of the First Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on July 19, 2011.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.
     On August 15, 2011, the Company issued a press release announcing the expansion in the borrowing base under its Revolving Facility as set forth in the Second Amendment. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.
     On August 17, 2011, the Company issued a press release announcing that its wholly-owned subsidiary, Eureka Hunter Pipeline, LLC, had closed a new credit facility totaling $150 million. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.2.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall each be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated in such filing.
Item 8.01. Other Events.
     On August 16, 2011, the Company issued a press release announcing that its Board of Directors declared a dividend in the form of warrants to purchase shares of the Company’s common stock at $10.50 per share payable on October 14, 2011 to shareholders of record on August 31, 2011. Each shareholder of the Company’s common stock will receive one warrant for every ten shares of the Company’s common stock owned as of the record date (with the number of warrants rounded down to the nearest whole number). The warrants will generally be exercisable for two years from the date of issuance subject to redemption at the option of the Company at $0.001 per warrant upon not less than 30 days’ notice to the holders. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.3 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated August 15, 2011, by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto.

99.1	Press Release of Magnum Hunter Resources Corporation Announcing Expansion of Borrowing Base under Senior Credit Facility, dated August 15, 2011

99.2	Press Release of Magnum Hunter Resources Corporation Announcing Closing of Credit Facility for Eureka Hunter Pipeline, LLC, dated August 17, 2011

99.3	Press Release of Magnum Hunter Resources Corporation Declaring a Warrant Dividend, dated August 16, 2011

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION
Date: August 18, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated August 15, 2011, by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto.

99.1	Press Release of Magnum Hunter Resources Corporation Announcing Expansion of Borrowing Base under Senior Credit Facility, dated August 15, 2011

99.2	Press Release of Magnum Hunter Resources Corporation Announcing Closing of Credit Facility for Eureka Hunter Pipeline, LLC, dated August 17, 2011

99.3	Press Release of Magnum Hunter Resources Corporation Declaring a Warrant Dividend, dated August 16, 2011